Exhibit 99.1

PRESS RELEASE

Contacts:	Investors/Media:
Kevin C. O’Boyle	Stephanie Carrington/Greg Tiberend
Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7005
858-271-7070	scarrington@theruthgroup.com
investorrelations@nuvasive.com	gtiberend@theruthgroup.com

NUVASIVE REPORTS SECOND QUARTER 2004
FINANCIAL RESULTS

Second Quarter Highlights:

•                  Generated revenues of $8.8 million - up 60% year-over-year and 16% quarter-over-quarter

•                  Gross profit increased to $6.3 million - up 63% year-over-year and 18% quarter-over-quarter

•                  Surgical procedures performed totaled 3,800 - up 69% year-over-year and 16% quarter-over-quarter

•                  MAS revenue contribution increased to 70% of total revenue

•                  SpherRx™ on schedule for third quarter launch

SAN DIEGO, July 28, 2004 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today second quarter financial results for the period ended June 30, 2004.

The Company reported second quarter revenues of $8.8 million, a 60% increase over the $5.5 million for the second quarter of 2003 and a 16% increase over the $7.6 million for the first quarter of 2004.  Maximum Access Surgery (MAS) revenues for the second quarter were $6.2 million, an increase of 134% from the second quarter of 2003, and up 28% from the first quarter of 2004.

Gross profit for the second quarter of 2004 was $6.3 million with a gross margin of 71.8%, compared with a gross profit of $3.9 million with a gross margin of 70.5% in the second quarter of 2003. For the first quarter of 2004, the gross profit was $5.4 million with a gross margin of 71%.

Research and development expense was $2.1 million for the second quarter of 2004, compared with $1.3 million in the second quarter of 2003 and $2.0 million in the first quarter of 2004. The year-over-year increase reflects investment in the enhancement of the Company’s MAS platform, specifically its SpheRx™ pedicle screw system scheduled for launch in the third quarter, and for the development of its total disc replacement (TDR) product with an investigational device exemption (IDE) submission anticipated in the first quarter of 2005.

On a GAAP basis for the three-month period ended June 30, 2004, the Company reported a net loss of $4.5 million, or $0.34 per share.  On a pro forma basis, second quarter net loss excluding stock based compensation was $2.6 million, or $0.20 per share.

Cash, cash equivalents and short-term investments were $67.6 million at the end of the second quarter 2004.

In the second quarter of 2004, NuVasive completed its initial public offering of approximately 6.9 million common shares at $11 per share, for net proceeds of $70.4 million.  For the second quarter the weighted average shares, which includes conversion of preferred stock into common stock in connection with NuVasive’s initial public offering, were 13,188,000. At the end of the quarter, the total common shares outstanding were 23,738,166.

Alexis V. Lukianov, Chairman, President & Chief Executive Officer, said, “We are pleased to report our second quarter results, which are on track with the growth strategy outlined during our initial public offering process. Of particular significance in the quarter was the strong momentum in the adoption of our MAS products, which resulted in a 70% MAS - 30% Classic Fusion product mix. We see this mix as a key milestone along with the continuing increase in the number of surgical procedures performed, which totaled 3,800 up 16% from the first quarter of 2004.”

For the full year 2004, the Company’s guidance for revenue is in the range of $36 million to $37 million.

NuVasive will host a conference call today at 5:00 p.m. EDT / 2:00 p.m. PDT to discuss second quarter results. A live Webcast of the conference call will be available online from the investor relations page of NuVasive’s corporate website at www.nuvasive.com.  The dial-in numbers are (800) 921-9431 for domestic callers, and (973) 935-8505 for international.  The reservation number for both is 4956743.  The call will remain available on NuVasive’s website, www.nuvasive.com, through August 25, 2004.  A telephonic replay of the call will be available until August 11, 2004.  The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers.  Please use reservation code 4956743.

About NuVasive

NuVasive is a medical devicecompany focusing on the design, development and marketing of products for use in minimally disruptive surgical treatments for the spine. NuVasive’s Maximum Access Surgery (MAS™) product platform includes the NeuroVision® nerve avoidance system, MaXcess™ spine access system, and specialized implants.  NuVasive also offers classic fusion implant products for use in spine surgery and has an R&D pipeline emphasizing motion preservation products such as total disc replacement.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the medical device industry, NuVasive’s ability to convince surgeons to use its products, the ability of patients to obtain third-party reimbursement for surgical procedures employing NuVasive’s products, risks related to government regulation of medical devices, risks related to NuVasive’s ability to effectively manage the growth of its business, risks related to ownership and enforcement of intellectual property rights, NuVasive’s ability to successfully develop new products, and other risks and uncertainties more fully described in NuVasive’s Prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 13, 2004.  NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

#   #   #

NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues:
MAS	$6,171	$2,636	$10,974	$4,700
Classic Fusion	2,638	2,859	5,423	5,244
Total revenues	8,809	5,495	16,397	9,944
Cost of goods sold	2,481	1,624	4,685	3,257

Gross profit	6,328	3,871	11,712	6,687
Operating expenses:
Research and development	2,129	1,335	4,082	2,825
Sales and marketing	4,691	2,856	8,282	5,117
General and administrative	2,118	1,565	3,972	3,284
Stock-based compensation	1,845	93	3,978	144
Total operating expenses	10,783	5,849	20,314	11,370
Interest income	77	22	103	57
Interest expense net	(88)	(71)	(182)	(108)
Other income (expense), net	—	4	(11)	7
Net loss	$(4,466)	$(2,023)	$(8,692)	$(4,727)

Historical net loss per share:
Basic and diluted	$(0.34)	$(1.26)	$(1.17)	$(2.93)
Weighted average shares- basic and diluted	13,188	1,609	7,418	1,613

Pro-forma per share information:
Pro-forma basic and diluted net loss per share excluding stock-based compensation	$(0.20)	$(1.20)	$(0.64)	$(2.84)
Weighted average shares- basic and diluted	13,188	1,609	7,418	1,613

NUVASIVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$28,994	$5,631
Short-term investments	38,619	4,017
Accounts receivable, net	4,910	3,728
Inventory, net	4,853	5,048
Prepaid expenses and other current assets	943	428
Total current assets	78,319	18,852
Property and equipment, net	3,685	3,390
Notes receivable from employee	—	21
Other assets	66	108
Total Assets	$82,070	$22,371

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$4,503	$5,036
Accrued payroll and related expenses	2,685	2,242
Current portion of notes payable	—	3,493
Current portion of obligations under capital leases	172	306
Total current liabilities	7,360	11,077
Notes payable, less current portion		1,202
Obligations under capital leases, less current portion		22
Stockholders equity:
Preferred stock	—	32
Common stock	24	4
Additional paid-in capital	152,859	75,044
Notes receivable from stockholders	—	(188)
Deferred compensation	(5,226)	(566)
Accumulated deficit	(72,947)	(64,256)
Total stockholders’ equity	74,710	10,070
Total liabilities and stockholders’ equity	$82,070	$22,371